NEWS RELEASE Contact: William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release	Exhibit 99.1

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2013

RECORD SECOND QUARTER EARNINGS

•	Net Income of $6.1 million for 2013 second quarter, up from $3.9 million in the 2012 second quarter
•	Average loans increased $20.5 million, or improving 1.4% from the 2013 first quarter
•	Provision for loan losses of $448,000, down from $4.1 million in the 2012 second quarter
•	Net Interest Margin of 3.82%, up from 3.75% for the second quarter of 2012

DEFIANCE, OHIO (July 22, 2013) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the second quarter ended June 30, 2013 totaled $6.1 million, or $0.60 per diluted common share, compared to $3.9 million or $0.38 per diluted common share for the quarter ended June 30, 2012.

“The momentum that we carried from the strong finish in 2012 has continued into the first half of this year and resulted in record earnings for the second consecutive quarter in 2013,” said William J. Small, Chairman, President, and CEO of First Defiance Financial Corp. “We are still very cognizant of the challenges the banking industry faces, but we believe we are well positioned to deal with them.”

Credit Quality

Asset quality continues to improve with non-performing loans decreasing 31% from June 30, 2012 and 19% decrease from the prior quarter. Non-performing loans totaled $28.7 million at June 30, 2013, a decrease from $41.7 million at June 30, 2012. In addition, First Defiance had $6.5 million of real estate owned at June 30, 2013 compared to $3.5 million at June 30, 2012. Accruing troubled debt restructured loans were $28.7 million at June 30, 2013 compared with $3.6 million at June 30, 2012. For the second quarter of 2013, First Defiance recorded net charge-offs of $637,000, down from $6.5 million in the second quarter of 2012 and relatively flat with the first quarter of 2013. The allowance for loan loss as a percentage of total loans was 1.68% at June 30, 2013 compared with 1.76% at June 30, 2012.

The second quarter results include expense for provision for loan losses of $448,000, compared with $4.1 million for the same period in 2012 and $425,000 in the first quarter of 2013.

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“We are pleased with the significant improvement in asset quality during the quarter including significant declines in nonperforming loans, net charge-offs and classified loans. We also saw improvement in delinquency levels in all categories of our loan portfolio.” said Small. “As a result of this progress, provision expense was well below the level recorded in the 2012 second quarter.”

Net Interest Income down compared to second quarter 2012

Net interest income of $16.9 million in the second quarter of 2013 was down from $17.2 million in the second quarter of 2012. The net interest margin increased to 3.82% in the second quarter of 2013 compared with 3.75% in the second quarter of 2012 and 3.78% in the first quarter of 2013. Yield on interest earning assets declined by 22 basis points, to 4.22% in the second quarter of 2013 from 4.44% in the second quarter of 2012. The cost of interest-bearing liabilities decreased by 36 basis points in the second quarter of 2013 to 0.50% from 0.86% in the second quarter of 2012.

“We still face significant net interest income challenges, but are pleased with the improvement versus the linked quarter,” said Small. “The increase in the net interest margin this quarter was driven by a boost in loan balances. The challenges on the net interest margin in this low rate environment persist and will continue as competitive pressures remain strong.”

Non-Interest Income down slightly from second quarter 2012

First Defiance’s non-interest income for the second quarter of 2013 was $7.8 million compared with $8.0 million in the second quarter of 2012. Mortgage banking income increased to $2.4 million in the second quarter of 2013, up from $2.3 million in the second quarter of 2012. Gains from the sale of mortgage loans decreased in the second quarter of 2013 to $1.9 million from $2.5 million in the second quarter of 2012. Mortgage loan servicing revenue was $875,000 in the second quarter of 2013, up slightly from $832,000 in the second quarter of 2012. Service fees and other charges were $2.5 million in the second quarter of 2013, down from $2.7 million in the second quarter of 2012.

The prolonged low rate environment helped contribute to solid second quarter 2013 mortgage originations, although they were down slightly from the second quarter of 2012. The Company had a positive change in the valuation adjustment in mortgage servicing assets (“MSR”) of $312,000 in the second quarter of 2013 compared with a negative adjustment of $177,000 in the second quarter of 2012. The MSR positive valuation adjustment is a reflection of the increase in fair value of certain sectors of the Company’s portfolio of MSRs. The increase was driven by an increase in market rates in the quarter which also contributed to lower amortization of servicing rights.

Income from the sale of insurance and investment products increased to $2.3 million in the second quarter of 2013, from $2.2 million in the second quarter of 2012.

“We are satisfied with the ongoing strong mortgage banking contribution this quarter even though we experienced a decline in refinance business” continued Mr. Small. “The slower refinance activity has been partially offset by an increase in purchase business. We are hopeful the strengthening housing market will result in additional purchase activity throughout the second half of 2013.”

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Non-Interest Expenses

Total non-interest expense was $15.7 million in the second quarter of 2013, an increase from $15.5 million in the second quarter of 2012.

Compensation and benefits increased to $8.5 million in the second quarter of 2013 compared to $8.0 million in the second quarter of 2012. The Company accrued for incentive payments based on exceeding 2013 targeted performance in the first half of 2013. FDIC insurance costs decreased to $275,000 in the second quarter of 2013 from $672,000 in the second quarter of 2012 due to the improvement in the Company’s risk category late in the first quarter of 2013. Data processing cost increased to $1.3 million in the second quarter of 2013 from $1.2 million in the second quarter of 2012. Other non-interest expense was $3.0 million in the second quarter of 2013, flat with the second quarter of 2012. Credit, collection and real estate owned costs were $474,000 in the second quarter of 2013 compared to $485,000 in the same period of 2012, and secondary market buy-back losses were $61,000 in the second quarter of 2013 compared to $73,000 in the same period of 2012.

Year-To-Date Results

For the six month period ended June 30, 2013, net interest income totaled $33.4 million, compared with $34.4 million in the first six months of 2012. Average interest-earning assets decreased to $1.824 billion in the first half of 2013, compared to $1.892 billion in the first half of 2012. Net interest margin for the first six months of 2013 was 3.78%, up 2 basis points from the 3.76% margin reported in the six month period ended June 30, 2012.

The provision for loan losses in the first half of 2013 was $873,000, compared to $7.6 million recorded during the first six months of 2012.

Non-interest income in the first half of 2013 was $16.8 million, compared to $16.4 million during the same period of 2012. Service fees and other charges were $4.9 million in the first half of 2013, down from $5.4 million in the first half of 2012. Mortgage banking income increased to $5.3 million in the first half of 2013, compared with $4.7 million in the first half of 2012. Insurance and investment sales revenues increased to $5.3 million in the first half of 2013, compared with $4.7 million during the first half of 2012. Non-interest income in the first half of 2013 included $97,000 of gain on the sale of securities compared with $425,000 in the first half of 2012.

Non-interest expense increased to $32.9 million in the first six months of 2013 from $31.8 million in the first half of 2012. Compensation and benefits expense was $17.3 million in the first half of 2013 compared with $16.5 million in the first half of 2012. Credit, collection and real estate owned costs have decreased $84,000 in the first six months of 2013 from the first six months of 2012 and secondary market buy-back losses have increased $569,000 in the first six months of 2013 from the first six months of 2012. An accrual of $581,000 was established in the first quarter of 2013 for estimated secondary market buy-back losses based on an estimated exposure of repurchase requests notifications from Fannie Mae’s post-foreclosure review process. As of June 30, 2013, the accrual for estimated buy-back losses is $567,000.

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Total Assets at $2.07 Billion

Total assets at June 30, 2013 were $2.07 billion, compared to $2.05 billion at December 31, 2012. Net loans receivable (excluding loans held for sale) were $1.54 billion at June 30, 2013, compared to $1.50 billion at December 31, 2012. Total cash and cash equivalents were $127.7 million at June 30, 2013 compared with $136.8 million at December 31, 2012 and $103.5 million at June 30, 2012. Also, at June 30, 2013, goodwill and other intangible assets totaled $65.6 million compared to $66.3 million at December 31, 2012 and $67.0 million at June 30, 2012.

Total deposits at June 30, 2013 were $1.64 billion compared with $1.67 billion at December 31, 2012 and $1.61 billion at June 30, 2012. Non-interest bearing deposits at June 30, 2013 were $301.7 million compared to $315.1 million at December 31, 2012 and $261.2 million at June 30, 2012. Total stockholders’ equity was $264.5 million at June 30, 2013 compared to $258.1 million at December 31, 2012 and $249.9 million at June 30, 2012.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, July 23, 2013 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-888-317-6016. A live webcast may be accessed at http://services.choruscall.com/links/fdef130723.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until July 23, 2014 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

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Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Consolidated Balance Sheets
First Defiance Financial Corp.	(Unaudited)		(Unaudited)
	June 30,	December 31,	June 30,
(in thousands)	2013	2012	2012

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$39,743	$45,832	$31,517
Interest-bearing deposits	88,000	91,000	72,000
	127,743	136,832	103,517
Securities
Available-for sale, carried at fair value	188,079	194,101	278,829
Held-to-maturity, carried at amortized cost	445	508	600
	188,524	194,609	279,429

Loans	1,562,666	1,525,257	1,500,637
Allowance for loan losses	(26,270)	(26,711)	(26,409)
Loans, net	1,536,396	1,498,546	1,474,228
Loans held for sale	14,808	22,064	13,125
Mortgage servicing rights	8,731	7,833	8,274
Accrued interest receivable	5,891	5,594	6,063
Federal Home Loan Bank stock	19,353	20,655	20,655
Bank Owned Life Insurance	42,292	41,832	41,347
Office properties and equipment	38,866	39,663	40,825
Real estate and other assets held for sale	6,546	3,805	3,538
Goodwill	61,525	61,525	61,525
Core deposit and other intangibles	4,090	4,738	5,427
Deferred taxes	2,291	78	-
Other assets	9,160	9,174	9,663
Total Assets	$2,066,216	$2,046,948	$2,067,616

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$301,742	$315,132	$261,211
Interest-bearing deposits	1,333,966	1,352,340	1,352,400
Total deposits	1,635,708	1,667,472	1,613,611
Advances from Federal Home Loan Bank	62,773	12,796	81,819
Notes payable and other interest-bearing liabilities	47,560	51,702	50,527
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,844	1,473	989
Deferred taxes	-	-	1,376
Other liabilities	17,751	19,294	33,341
Total liabilities	1,801,719	1,788,820	1,817,746
Stockholders’ Equity
Preferred stock, net of discount	-	-	992
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,111	136,046	136,025
Accumulated other comprehensive income	204	4,274	4,660
Retained earnings	173,679	164,103	154,500
Treasury stock, at cost	(46,502)	(47,300)	(47,312)
Total stockholders’ equity	264,497	258,128	249,870
Total Liabilities and Stockholders’ Equity	$2,066,216	$2,046,948	$2,067,616

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 Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest Income:
Loans	$17,047	$18,197	$33,843	$36,847
Investment securities	1,406	1,994	2,809	3,777
Interest-bearing deposits	72	114	130	206
FHLB stock dividends	207	214	426	443
Total interest income	18,732	20,519	37,208	41,273
Interest Expense:
Deposits	1,511	2,116	3,158	4,485
FHLB advances and other	92	750	182	1,501
Subordinated debentures	150	310	302	641
Notes Payable	61	97	121	201
Total interest expense	1,814	3,273	3,763	6,828
Net interest income	16,918	17,246	33,445	34,445
Provision for loan losses	448	4,097	873	7,600
Net interest income after provision for loan losses	16,470	13,149	32,572	26,845
Non-interest Income:
Service fees and other charges	2,549	2,687	4,934	5,358
Mortgage banking income	2,443	2,258	5,273	4,704
Gain on sale of non-mortgage loans	2	33	17	42
Gain on sale of securities	44	382	97	425
Insurance and investment sales commissions	2,277	2,192	5,313	4,727
Trust income	186	169	349	323
Income from Bank Owned Life Insurance	231	219	460	439
Other non-interest income	116	54	367	396
Total Non-interest Income	7,848	7,994	16,810	16,414
Non-interest Expense:
Compensation and benefits	8,475	8,049	17,273	16,514
Occupancy	1,694	1,760	3,348	3,548
FDIC insurance premium	275	672	931	1,341
State franchise tax	627	512	1,256	1,026
Data processing	1,313	1,169	2,494	2,337
Amortization of intangibles	312	349	648	724
Other non-interest expense	2,978	3,021	6,923	6,302
Total Non-interest Expense	15,674	15,532	32,873	31,792
Income before income taxes	8,644	5,611	16,509	11,467
Income taxes	2,535	1,690	4,841	3,393
Net Income	$6,109	$3,921	$11,668	$8,074

Dividends Accrued on Preferred Shares	-	(435)	-	(897)
Accretion on Preferred Shares	-	(305)	-	(351)
Redemption of Preferred Shares	-	642	-	642

Net Income Applicable to Common Shares	$6,109	$3,823	$11,668	$7,468

Earnings per common share:
Basic	$0.63	$0.39	$1.20	$0.77
Diluted	$0.60	$0.38	$1.15	$0.75

Average Shares Outstanding:
Basic	9,774	9,729	9,755	9,728
Diluted	10,156	9,985	10,130	9,980

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Financial Summary and Comparison
First Defiance Financial Corp.

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2013	2012	% change	2013	2012	% change
Summary of Operations

Tax-equivalent interest income (1)	$19,143	$20,935	(8.6)%	$38,028	$42,080	(9.6)%
Interest expense	1,814	3,273	(44.6)	3,763	6,828	(44.9)
Tax-equivalent net interest income (1)	17,329	17,662	(1.9)	34,265	35,252	(2.8)
Provision for loan losses	448	4,097	(89.1)	873	7,600	(88.5)
Tax-equivalent NII after provision for loan loss (1)	16,881	13,565	24.4	33,392	27,652	20.8
Investment Securities gains	44	382	(88.5)	97	425	(77.2)
Impairment losses on securities	-	-	-	-	-	-
Non-interest income (excluding securities gains/losses)	7,804	7,612	2.5	16,713	15,989	4.5
Non-interest expense	15,674	15,532	0.9	32,873	31,792	3.4
Income taxes	2,535	1,690	50.0	4,841	3,393	42.7
Net Income	6,109	3,921	55.8	11,668	8,074	44.5
Dividends Declared on Preferred Shares	-	(435)	(100.0)	-	(897)	(100.0)
Accretion on Preferred Shares	-	(305)	(100.0)	-	(351)	(100.0)
Redemption on Preferred Shares	-	642	NM	-	642	NM
Net Income Applicable to Common Shares	6,109	3,823	59.8	11,668	7,468	56.2
Tax equivalent adjustment (1)	411	416	(1.2)	820	807	1.6
At Period End
Assets	2,066,216	2,067,616	(0.1)
Earning assets	1,873,351	1,885,846	(0.7)
Loans	1,562,666	1,500,637	4.1
Allowance for loan losses	26,270	26,409	(0.5)
Deposits	1,635,708	1,613,611	1.4
Stockholders’ equity	264,497	249,870	5.9
Average Balances
Assets	2,030,707	2,102,675	(3.4)	2,029,307	2,091,589	(3.0)
Earning assets	1,825,730	1,903,714	(4.1)	1,824,105	1,892,190	(3.6)
Loans	1,520,708	1,462,312	4.0	1,510,465	1,459,559	3.5
Deposits and interest-bearing liabilities	1,745,084	1,800,036	(3.1)	1,745,588	1,790,873	(2.5)
Deposits	1,644,777	1,629,094	1.0	1,647,774	1,619,685	1.7
Stockholders’ equity	264,293	281,031	(6.0)	261,959	280,440	(6.6)
Stockholders’ equity / assets	13.01%	13.37%	(2.6)	12.91%	13.41%	(3.7)
Per Common Share Data
Net Income
Basic	$0.63	$0.39	61.5	$1.20	$0.77	55.8
Diluted	0.60	0.38	57.9	1.15	0.75	53.3
Dividends	0.10	0.05	100.0	0.20	0.10	100.0
Market Value:
High	$23.75	$17.46	36.0	$23.75	$17.76	33.7
Low	20.80	15.23	36.6	18.42	14.41	27.8
Close	22.55	17.12	31.7	22.55	17.12	31.7
Common Book Value	26.97	25.49	5.8	26.97	25.49	5.8
Tangible Common Book Value	20.25	18.61	8.8	20.25	18.61	8.8
Shares outstanding, end of period (000)	9,776	9,729	0.5	9,776	9,729	0.5
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.82%	3.75%	2.0	3.78%	3.76%	0.5
Return on average assets	1.21%	0.75%	60.9	1.16%	0.77%	49.4
Return on average equity	9.27%	5.61%	65.2	8.96%	5.77%	55.1
Efficiency ratio (2)	62.36%	61.45%	1.5	64.48%	62.04%	3.9
Effective tax rate	29.33%	30.12%	(2.6)	29.32%	29.59%	(0.9)
Dividend payout ratio (basic)	15.87%	12.82%	23.8	16.67%	12.99%	NM

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

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 Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2013	2012	2013	2012

Gain from sale of mortgage loans	$1,890	$2,458	$4,066	$5,002
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	875	832	1,745	1,675
Amortization of mortgage servicing rights	(634)	(855)	(1,323)	(1,718)
Mortgage servicing rights valuation adjustments	312	(177)	785	(255)
	553	(200)	1,207	(298)
Total revenue from sale and servicing of mortgage loans	$2,443	$2,258	$5,273	$4,704

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 Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,520,708	$17,064	4.50%	$1,462,312	$18,223	5.01%
Securities	195,942	1,800	3.82%	273,017	2,384	3.62%
Interest Bearing Deposits	89,116	72	0.32%	147,730	114	0.31%
FHLB stock	19,964	207	4.16%	20,655	214	4.17%
Total interest-earning assets	1,825,730	19,143	4.22%	1,903,714	20,935	4.44%
Non-interest-earning assets	204,977			198,961
Total assets	$2,030,707			$2,102,675
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,343,678	$1,511	0.45%	$1,368,144	$2,116	0.62%
FHLB advances and other	14,443	92	2.55%	81,823	750	3.69%
Notes payable	49,728	61	0.49%	52,921	97	0.74%
Subordinated debentures	36,136	150	1.66%	36,198	310	3.44%
Total interest-bearing liabilities	1,443,985	1,814	0.50%	1,539,086	3,273	0.86%
Non-interest bearing deposits	301,099	-	-	260,950	-	-
Total including non-interest-bearing demand deposits	1,745,084	1,814	0.42%	1,800,036	3,273	0.73%
Other non-interest-bearing liabilities	21,330			21,608
Total liabilities	1,766,414			1,821,644
Stockholders' equity	264,293			281,031
Total liabilities and stockholders' equity	$2,030,707			$2,102,675
Net interest income; interest rate spread		$17,329	3.72%		$17,662	3.58%
Net interest margin (3)			3.82%			3.75%
Average interest-earning assets to average interest bearing liabilities			126%			124%

	Six Months Ended June 30,
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,510,465	$33,878	4.50%	$1,459,559	$36,902	5.08%
Securities	196,257	3,594	3.81%	255,279	4,529	3.68%
Interest Bearing Deposits	97,724	130	0.27%	156,697	206	0.26%
FHLB stock	19,659	426	4.35%	20,655	443	4.31%
Total interest-earning assets	1,824,105	38,028	4.18%	1,892,190	42,080	4.47%
Non-interest-earning assets	205,202			199,399
Total assets	$2,029,307			$2,091,589
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,350,112	$3,158	0.47%	$1,366,583	$4,485	0.66%
FHLB advances and other	13,616	182	2.68%	81,828	1,501	3.69%
Notes payable	48,062	121	0.50%	53,162	201	0.76%
Subordinated debentures	36,136	302	1.68%	36,198	641	3.56%
Total interest-bearing liabilities	1,447,926	3,763	0.52%	1,537,771	6,828	0.89%
Non-interest bearing deposits	297,662	-	-	253,102	-	-
Total including non-interest-bearing demand deposits	1,745,588	3,763	0.43%	1,790,873	6,828	0.77%
Other non-interest-bearing liabilities	21,760			20,276
Total liabilities	1,767,348			1,811,149
Stockholders' equity	261,959			280,440
Total liabilities and stockholders' equity	$2,029,307			$2,091,589
Net interest income; interest rate spread		$34,265	3.66%		$35,252	3.58%
Net interest margin (3)			3.78%			3.76%
Average interest-earning assets to average interest bearing liabilities			126%			123%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012
Summary of Operations
Tax-equivalent interest income (1)	$19,143	$18,885	$19,993	$20,525	$20,935
Interest expense	1,814	1,949	2,186	2,923	3,273
Tax-equivalent net interest income (1)	17,329	16,936	17,807	17,602	17,662
Provision for loan losses	448	425	2,618	705	4,097
Tax-equivalent NII after provision for loan losses (1)	16,881	16,511	15,189	16,897	13,565
Investment securities gains, net of impairment	44	53	1,606	103	382
Non-interest income (excluding securities gains/losses)	7,804	8,909	8,574	7,677	7,612
Non-interest expense	15,674	17,199	17,538	16,450	15,532
Income taxes	2,535	2,306	2,253	2,366	1,690
Net income	6,109	5,559	5,157	5,434	3,921
Dividends Declared on Preferred Shares	-	-	-	(3)	(435)
Accretion on Preferred Shares	-	-	-	(8)	(305)
Redemption on Preferred Shares	-	-	-	-	642
Net Income Applicable to Common Shares	6,109	5,559	5,157	5,423	3,823
Tax equivalent adjustment (1)	411	409	421	427	416
At Period End
Total assets	$2,066,216	$2,039,411	$2,046,948	$2,055,672	$2,067,616
Earning assets	1,873,351	1,858,747	1,853,585	1,874,671	1,885,846
Loans	1,562,666	1,507,008	1,525,257	1,512,132	1,500,637
Allowance for loan losses	26,270	26,459	26,711	26,310	26,409
Deposits	1,635,708	1,656,348	1,667,472	1,609,350	1,613,611
Stockholders’ equity	264,497	262,643	258,128	255,136	249,870
Stockholders’ equity / assets	12.80%	12.88%	12.61%	12.41%	12.08%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,030,707	$2,027,906	$2,023,890	$2,047,139	$2,102,675
Earning assets	1,825,730	1,823,089	1,815,263	1,849,715	1,903,714
Loans	1,520,708	1,500,222	1,509,611	1,481,995	1,462,312
Deposits and interest-bearing liabilities	1,745,084	1,746,092	1,744,274	1,774,312	1,800,036
Deposits	1,644,777	1,650,772	1,633,432	1,605,749	1,629,094
Stockholders’ equity	264,293	259,625	256,304	251,592	281,031
Stockholders’ equity / assets	13.01%	12.80%	12.66%	12.29%	13.37%
Per Common Share Data
Net Income:
Basic	$0.63	$0.57	$0.53	$0.56	$0.39
Diluted	0.60	0.55	0.52	0.54	0.38
Dividends	0.10	0.10	0.05	0.05	0.05
Market Value:
High	$23.75	$23.75	$19.38	$18.06	$17.46
Low	20.80	18.42	15.75	15.80	15.23
Close	22.55	23.32	19.19	17.26	17.12
Common Book Value	26.97	26.80	26.44	26.13	25.49
Shares outstanding, end of period (in thousands)	9,776	9,766	9,729	9,729	9,729
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.82%	3.78%	3.92%	3.80%	3.75%
Return on average assets	1.21%	1.11%	1.01%	1.06%	0.75%
Return on average equity	9.27%	8.68%	8.00%	8.59%	5.61%
Efficiency ratio (2)	62.36%	66.55%	66.48%	65.07%	61.45%
Effective tax rate	29.33%	29.32%	30.40%	30.33%	30.12%
Common dividend payout ratio (basic)	15.87%	17.54%	9.43%	8.93%	12.82%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012
Loan Portfolio Composition
One to four family residential real estate	$196,802	$197,675	$200,826	$210,053	$210,520
Construction	41,519	33,398	37,788	31,428	22,923
Commercial real estate	820,412	802,098	797,385	792,351	775,526
Commercial	396,158	365,551	383,817	365,510	372,266
Consumer finance	16,817	15,549	15,936	16,785	17,127
Home equity and improvement	106,570	106,524	108,718	111,563	112,427
Total loans	1,578,278	1,520,795	1,544,470	1,527,690	1,510,789
Less:
Loans in process	14,876	13,084	18,478	14,831	9,439
Deferred loan origination fees	736	703	735	727	713
Allowance for loan loss	26,270	26,459	26,711	26,310	26,409
Net Loans	$1,536,396	$1,480,549	$1,498,546	$1,485,822	$1,474,228

Allowance for loan loss activity
Beginning allowance	26,459	26,711	26,310	26,409	$28,833
Provision for loan losses	448	425	2,618	705	4,097
Credit loss charge-offs:
One to four family residential real estate	184	206	976	217	584
Commercial real estate	283	266	593	780	5,448
Commercial	316	205	541	355	486
Consumer finance	8	46	59	19	14
Home equity and improvement	170	272	497	203	254
Total charge-offs	961	995	2,666	1,574	6,786
Total recoveries	324	318	449	770	265
Net charge-offs (recoveries)	637	677	2,217	804	6,521
Ending allowance	$26,270	$26,459	$26,711	$26,310	$26,409

Credit Quality
Total non-performing loans (1)	$28,650	$35,283	$32,570	$37,803	$41,702
Real estate owned (REO)	6,546	4,313	3,805	2,843	3,538
Total non-performing assets (2)	$35,196	$39,596	$36,375	$40,646	$45,240
Net charge-offs	637	677	2,217	804	6,521

Restructured loans, accruing (3)	28,732	27,981	28,203	4,305	3,581

Allowance for loan losses / loans	1.68%	1.76%	1.75%	1.74%	1.76%
Allowance for loan losses / non-performing assets	74.64%	66.82%	73.43%	64.73%	58.38%
Allowance for loan losses / non-performing loans	91.69%	74.99%	82.01%	69.60%	63.33%
Non-performing assets / loans plus REO	2.24%	2.62%	2.38%	2.68%	3.01%
Non-performing assets / total assets	1.70%	1.94%	1.78%	1.98%	2.19%
Net charge-offs / average loans (annualized)	0.17%	0.18%	0.59%	0.22%	1.78%

Deposit Balances
Non-interest-bearing demand deposits	$301,742	$291,765	$315,132	$271,305	$261,211
Interest-bearing demand deposits and money market	659,249	681,061	664,857	636,510	628,760
Savings deposits	182,784	177,336	166,945	166,155	165,699
Retail time deposits less than $100,000	321,422	330,870	342,472	356,369	370,443
Retail time deposits greater than $100,000	168,573	173,379	176,029	176,725	180,594
National/Brokered time deposits	1,938	1,937	2,037	2,286	6,904
Total deposits	$1,635,708	$1,656,348	$1,667,472	$1,609,350	$1,613,611

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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 Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

June 30, 2013
One to four family residential real estate	$196,802	$192,257	$1,480	$3,065
Construction	41,519	41,519	-	-
Commercial real estate	820,412	799,070	1,348	19,994
Commercial	396,158	390,510	258	5,390
Consumer finance	16,817	16,628	189	-
Home equity and improvement	106,570	105,163	1,206	201
Total loans	$1,578,278	$1,545,147	$4,481	$28,650

December 31, 2012
One to four family residential real estate	$200,826	$195,188	$2,036	$3,602
Construction	37,788	37,788	-	-
Commercial real estate	797,385	773,170	1,125	23,090
Commercial	383,817	376,548	1,608	5,661
Consumer finance	15,936	15,701	235	-
Home equity and improvement	108,718	106,002	2,499	217
Total loans	$1,544,470	$1,504,397	$7,503	$32,570

June 30, 2012
One to four family residential real estate	$210,520	$200,839	$1,578	$5,352
Construction	22,923	22,923	-	-
Commercial real estate	775,526	744,657	1,234	29,000
Commercial	372,266	364,164	1,043	6,900
Consumer finance	17,127	16,906	217	4
Home equity and improvement	112,427	110,977	968	446
Total loans	$1,510,789	$1,460,466	$5,040	$41,702

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